Exhibit 10.3
PURCHASE AGREEMENT

This PURCHASE AGREEMENT (hereinafter the “Agreement”) is made and entered into as of this _____ day of June 2006, by and between US Global Nanospace, Inc. (the “Purchaser”), and USDR, Inc. (the “Seller”), with reference to the following facts:

RECITALS

WHEREAS, the Seller and Purchaser are both party to a settlement agreement entered into with Everest International, Inc. to resolve a Complaint in Tarrant County District Court, State of Texas, entitled Everest International, Inc. f/k/a/ West Harris Property, Inc. v. U.S. Global Nanospace, Inc., U.S. Global Aerospace, Inc., and Julie Seaman, Cause No. 141-215474-05 (the "Action") arising out of the purported breach of an agreement to lease property at 1016 Harris Road, Arlington, TX.

WHEREAS, in connection with the settlement agreement described above, the Seller shall sell to the Purchaser, and the Purchaser shall purchase from the Seller, certain personal property listed in Section 1 below which is presently located at 1016 Harris Road, Arlington, TX.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties to this Agreement (hereinafter collectively “parties” and individually “party”) agree as follows:

AGREEMENT

1. SALE AND PURCHASE OF PERSONAL PROPERTY.

On the terms and conditions hereinafter set forth, the Seller shall sell and the Purchaser shall purchase all of the Seller’s right, title and interest in and to all of the assets used in the Business (the “Purchased Property”) along with all documents, titles, keys and combinations necessary to transfer ownership, which are presently located at 1016 Harris Road, Arlington, TX and are set forth as follows

(a)	All equipment related to metal fabrication, such as drill presses, welders, table saw, and tools;
(b)	All pallet racks and shelving;
(c)	All office furniture and front office filing cabinets (not including computers, printers, copiers, or phone systems);
(d)	One Yale Forklift, model GIC505DENUAE083;
(e)	One floor pallet jack;
(f)	One “Movin Cool” Classic Plus 14, located in the computer room of the Property;
(g)	One HP DesignJet 450C; and
(h)	One single axle utility trailer (with no certificate of origin, title, or tags).

2. PURCHASE PRICE AND PAYMENT TERMS.

As payment in full for the Purchased Assets, the Purchaser agrees to issue 731,707 shares of restricted common stock of the Purchaser to Seller of its nominee (the “Shares”) within 10 business days from date of Agreement to Seller.

3. SELLER’S REPRESENTATION’S AND WARRANTIES.

The Seller hereby represents, warrants and covenants to the Purchaser that:

(a)Seller has all requisite power and authority (corporate or otherwise) to execute, deliver and perform this Agreement and the transactions contemplated thereby;

(b)Seller holds unencumbered title to all Purchased Property to be conveyed to Purchaser under this Agreement;

(c)This Agreement, when executed and delivered on behalf of the Seller, shall constitute valid and binding obligations of the Seller, enforceable against it in accordance with its terms.

(d) Seller understands and acknowledges that the Shares have not been registered with the Securities and Exchange Commission under Section 5 of the of the Securities Act or registered or qualified with any applicable state or territorial securities regulatory agency in reliance upon one or more exemptions afforded from registration or qualification.

(e) Seller understands and acknowledges that the Shares are deemed to be “restricted” under the Securities Act, and may be re-sold only pursuant to exemptions provided by the Securities Act or pursuant to an effective registration statement. Seller understands and acknowledges that Purchaser is required to place a legend on the certificate stating that the Common Stock not been registered under the Securities Act.

4. INDEMNIFICATION BY SELLER.

The Seller hereby agrees to indemnify, defend and hold harmless the Purchaser from and against any and all loss, liability, damage or deficiency (including interest, penalties, and reasonable attorney’s fees) arising out of or due to any subsequent claims of ownership relating to the Purchased Property.

5. MISCELLANEOUS.

(a) It is acknowledged by each party that such party either had separate and independent advice of counsel or the opportunity to avail itself of same. This Agreement was prepared by each party in conjunction with counseling from such party’s respective attorney or the opportunity to obtain such counseling. In light of these facts it is acknowledged that no party shall be construed to be solely responsible for the drafting hereof, and therefore any ambiguity shall not be construed against any party as the alleged draftsman of this Agreement.

(b) Each party agrees, without further consideration, to cooperate and diligently perform any further acts, deeds and things and to execute and deliver any documents that may be reasonably necessary to consummate, evidence, confirm and/or carry out the intent and provisions of this Agreement, all without undue delay or expense.

(c) The parties expressly acknowledge and agree that this Agreement : (i) is the final, complete and exclusive statement of the parties’ agreement with respect to the subject matter hereof, (ii) supersedes any prior or contemporaneous promises, assurances, guarantees, representations, understandings, conduct, proposals, conditions, commitments, acts, course of dealing, warranties, interpretations or terms of any kind, oral or written (collectively “Prior Agreements”), and that any such Prior Agreements are of no force or effect except as expressly set forth herein, and (iii) may not be varied, supplemented or contradicted by evidence of such Prior Agreements or by evidence of subsequent oral agreements. Any agreement hereafter made shall be ineffective to modify, supplement or discharge the terms of this Agreement, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the modification, supplement or is sought.

(d) The Seller and the Purchaser may assign such party’s rights under this Agreement, in whole or in part, with the prior written consent of the other, which consent shall not be unreasonably withheld. All of the representations, warranties, covenants, conditions and provisions of this Agreement shall be binding upon and shall inure to the benefit of each party and such party’s respective heirs, executors, administrators, legal representatives, successors and/or assigns, whichever the case may be.

(e) The headings used in this Agreement are for convenience and reference purposes only, and shall not be used in construing or interpreting the scope or intent of this Agreement or any provision hereof. References to this Agreement shall include all amendments or renewals thereof. As used in this Agreement, each gender shall be deemed to include each other gender, including neutral genders or genders appropriate for entities, if applicable, and the singular shall be deemed to include the plural, and vice versa, as the context requires.

(f) All notices, demands, requests, consents, approvals or other communications (for the purposes of this Paragraph hereinafter collectively called “Notices”), required or permitted to be given hereunder, or which are given with respect to this Agreement, shall be in writing, and shall be given by personal delivery, telegraph or by express mail, Federal Express, DHL or other similar form of internationally recognized airborne/overnight delivery service (which forms of Notice shall be deemed to have been given upon delivery), or by telex or facsimile transmission (which forms of Notice shall be deemed delivered upon confirmed transmission). Notices shall be addressed to the appropriate party(s) as set forth on the signature page of this Agreement, or to such other address as the receiving party shall have specified most recently by like Notice, with a copy to the other parties hereto.

(g) If any part or provision of this Agreement shall be determined to be invalid, illegal or unenforceable under the laws of the State of Texas, then the remaining parts of this Agreement which can be separated from the invalid, illegal or unenforceable provisions shall continue in full force and effect, and the invalid, illegal or unenforceable provisions shall be construed as if they had never been incorporated into this Agreement.

(h) This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute but one and the same instrument.

(i) Failure to insist on compliance with any of the terms, covenants, or conditions of this Agreement shall not be deemed a waiver of such terms, covenants, or conditions, nor shall any waiver or relinquishment of any right or power hereunder at any time be deemed a waiver or relinquishment of such rights or powers.

(j) Each party to this Agreement agrees, without further consideration, to cooperate and diligently perform any further acts, and execute and deliver any documents that may be reasonably necessary to carry out the intent and provisions of this Agreement.

WHEREFORE, the parties hereto have executed this Agreement as of the date first set forth above.

“Seller” - USDR, Inc.

/s/ Julie Seaman
By: Julie Seaman
Secretary
Title

“Purchaser” - US Global Nanospace, Inc/

/s/ Carl Gruenler
By: Carl Gruenler
Chief Executive Officer
Title